Exhibit 99.1

Station Casinos Announces First Quarter Results and Declares Dividend

    LAS VEGAS--(BUSINESS WIRE)--May 9, 2007--Station Casinos, Inc. (NYSE:STN; "Station" or the "Company") today announced the results of its operations for the first quarter ended March 31, 2007 and other Company-related news.

    Notable events include:

    -- Station's Board of Directors approved a $90 per share buy-out offer.

    -- First quarter EBITDA (1) of $152.3 million, an increase of 15% over the prior year's first quarter.

    -- Net revenues from its Major Las Vegas Operations, excluding Green Valley Ranch, increased 32% from the prior year's first quarter.

    -- Adjusted for non-recurring items and development expenses, diluted earnings per share ("EPS") of $0.51 compared to $0.78 in the prior year's first quarter, a decrease of 35%.

    -- Declaring a quarterly cash dividend of $0.2875 per share payable on June 4, 2007 to shareholders of record on May 21, 2007.

    Results of Operations

    The Company's net revenues for the first quarter ended March 31, 2007 were approximately $372.4 million, an increase of 27% compared to the prior year's first quarter. The Company reported EBITDA for the quarter of $152.3 million, an increase of 15% compared to the prior year's first quarter. This marks the twenty-first consecutive quarter of year-over-year growth of Adjusted EBITDA. For the first quarter, Adjusted Earnings (2) applicable to common stock were $28.7 million, or $0.51 per diluted share, compared to last year's $0.78 per diluted share on a comparable basis.

    During the first quarter, the Company incurred $2.3 million in costs to develop new gaming opportunities, primarily related to Native American gaming, $4.8 million related to costs associated with the FCP transaction noted below and $0.8 million of other non-recurring costs. Including these items, the Company reported net income of $23.1 million and diluted earnings applicable to common stock of $0.41 per share.

    The Company's earnings from its Green Valley Ranch joint venture for the first quarter were $13.3 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch's operating income. For the quarter, Green Valley Ranch generated EBITDA before management fees of $29.2 million, a 3% decrease compared to the prior year's first quarter.

    Las Vegas Market Results

    For the first quarter, net revenues from the Major Las Vegas
Operations, excluding Green Valley Ranch, increased to $335.0 million, a 32% increase compared to the prior year's quarter, while EBITDA from those operations increased 19% to $129.8 million.

    EBITDA and Adjusted Earnings are not generally accepted accounting principles ("GAAP") measurements and are presented solely as a supplemental disclosure because the Company believes that they are widely used measures of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. EBITDA and Adjusted Earnings are further defined in footnotes 1 and 2, respectively.

    Balance Sheet Items and Capital Expenditures

    Long-term debt was $3.30 billion as of March 31, 2007. Total capital expenditures were $138.0 million for the first quarter. Expansion and project capital expenditures included $35.2 million for Phases II and III of Red Rock Resort, $11.5 million for the expansion of Santa Fe Station and $32.7 million for the purchase of land. As of March 31, 2007, the Company's debt to cash flow ratio, as defined in its bank credit facility, was 5.7 to 1.

    Dividend

    On May 7, 2007 the Company's Board of Directors declared a quarterly cash dividend of $0.2875 per share. The dividend is payable on June 4, 2007 to shareholders of record on May 21, 2007.

    Proposed Merger

    On February 23, 2007, the Company entered into a definitive merger agreement with Fertitta Colony Partners LLC ("FCP"), pursuant to which FCP agreed to acquire all of Station's outstanding common stock for $90 per share in cash. FCP is a new company formed by Frank J. Fertitta III, Chairman and Chief Executive Officer of Station, Lorenzo
J. Fertitta, Vice Chairman and President of Station and Colony Capital Acquisitions, LLC, an affiliate of Colony Capital, LLC. On May 7, 2007, Station filed a preliminary proxy statement and related materials with the Securities and Exchange Commission that provides details about the pending sale of the Company.

    IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER HAS BEEN FILED WITH THE SEC.

    In connection with the proposed merger, the Company has filed a preliminary proxy statement and related materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Station Casinos, Inc. Investor Relations, 2411 W. Sahara Avenue, Las Vegas, NV 89102, telephone: (800) 544-2411.

    Station and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of Station's participants in the solicitation will be included in the definitive proxy statement relating to the proposed merger when it becomes available.

    Company Information and Forward Looking Statements

    Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company and The Greens in Henderson, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

    This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with FCP; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approvals for the merger or the failure to satisfy other conditions to complete the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company's current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional financial information, including presentations from recent investor conferences, is available in the "Investor Relations" section of the Company's website at www.stationcasinos.com.

    Construction projects such as the master-planned expansions of Red Rock and Fiesta Henderson and the development of Aliante entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.

    Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

    (1) EBITDA consists of net income plus income tax provision, interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, lease terminations, other non-recurring costs, depreciation, amortization and development expense. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax provision, interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, lease terminations, other non-recurring costs, depreciation, amortization and development expense, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company's measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA to net income is included in the financial schedules accompanying this release.

    (2) Adjusted Earnings excludes development expense, preopening expenses, lease terminations, loss or gain on asset disposals, net, loss on early retirement of debt and other non-recurring costs. Adjusted Earnings is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies, as this measure is considered by the Company to be a better measure on which to base expectations of future results than GAAP net income. A reconciliation of Adjusted Earnings and EPS to GAAP net income and EPS is included in the financial schedules accompanying this release.


                        Station Casinos, Inc.
                Condensed Consolidated Balance Sheets
                        (amounts in thousands)
                             (unaudited)



                                             March 31,   December 31,
                                               2007          2006
                                           ------------- -------------

Assets:
  Cash and cash equivalents                    $115,904      $116,898
  Receivables, net                               41,389        40,762
  Other current assets                           46,091        43,891
                                           ------------- -------------
    Total current assets                        203,384       201,551
  Property and equipment, net                 2,672,219     2,586,473
  Other long-term assets                        818,458       928,672
                                           ------------- -------------
    Total assets                             $3,694,061    $3,716,696
                                           ============= =============



Liabilities and stockholders' deficit:
  Current portion of long-term debt                $580          $341
  Other current liabilities                     248,986       251,565
                                           ------------- -------------
    Total current liabilities                   249,566       251,906
  Revolving credit facility                     984,400     1,155,800
  Senior and senior subordinated notes        2,304,661     2,304,737
  Other debt                                      8,593         8,855
  Interest rate swaps, mark-to-market               840          (905)
  Due to unconsolidated affiliate               100,000             -
  Other long-term liabilities                   224,379       183,161
                                           ------------- -------------
    Total liabilities                         3,872,439     3,903,554
  Stockholders' deficit                        (178,378)     (186,858)
                                           ------------- -------------
    Total liabilities and stockholders'
     deficit                                 $3,694,061    $3,716,696
                                           ============= =============


                        Station Casinos, Inc.
           Condensed Consolidated Statements of Operations
            (amounts in thousands, except per share data)
                             (unaudited)


                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Operating revenues:
  Casino                                           $264,695  $216,223
  Food and beverage                                  61,563    38,871
  Room                                               30,748    17,021
  Other                                              17,428    13,972
  Management fees                                    24,828    25,900
                                                   --------- ---------
    Gross revenues                                  399,262   311,987
  Promotional allowances                            (26,824)  (19,517)
                                                   --------- ---------
    Net revenues                                    372,438   292,470
                                                   --------- ---------

Operating costs and expenses:
  Casino                                             95,300    74,180
  Food and beverage                                  43,062    26,576
  Room                                                9,416     5,544
  Other                                               6,227     4,583
  Selling, general and administrative                61,928    44,623
  Corporate                                          21,310    16,287
  Development                                         2,259     2,132
  Depreciation and amortization                      40,222    25,664
  Preopening                                              4    14,122
  Gain on asset disposals, net                          (46)     (843)
  Lease terminations                                      -       500
                                                   --------- ---------
                                                    279,682   213,368
                                                   --------- ---------

Operating income                                     92,756    79,102
  Earnings from joint ventures                       11,516    11,923
                                                   --------- ---------
Operating income and earnings from joint ventures   104,272    91,025
                                                   --------- ---------

Other expense:
  Interest expense, net                             (56,530)  (23,816)
  Interest and other expense from joint ventures     (5,898)   (1,568)
                                                   --------- ---------
                                                    (62,428)  (25,384)
                                                   --------- ---------

Income before income taxes                           41,844    65,641
  Income tax provision                              (18,794)  (24,519)
                                                   --------- ---------
Net income                                          $23,050   $41,122
                                                   ========= =========

Earnings per common share:
    Basic                                             $0.42     $0.64
    Diluted                                           $0.41     $0.62

Weighted average common shares outstanding
    Basic                                            54,385    64,104
    Diluted                                          56,320    66,054

Dividends paid per common share                       $0.29     $0.25


                        Station Casinos, Inc.
                       Summary Information and
                Reconciliation of Net Income to EBITDA
     (amounts in thousands, except occupancy percentage and ADR)
                             (unaudited)


                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Major Las Vegas Operations (a):
---------------------------------------------------
Net revenues                                       $335,004  $254,720

Net income                                          $38,474   $44,468
  Income tax provision                               23,581    26,341
  Interest and other expense, net                    29,652    14,632
  Depreciation and amortization                      38,306    23,901
  Gain on asset disposals, net                          (32)     (254)
  Preopening expenses                                  (184)        -
                                                   --------- ---------
EBITDA                                             $129,797  $109,088
                                                   ========= =========

Green Valley Ranch Station (50% owned):
---------------------------------------------------
Net revenues                                        $69,441   $67,094

Net income                                          $10,976   $17,835
  Interest and other expense, net                    10,841     6,194
  Depreciation and amortization                       5,682     5,998
  Loss on asset disposals, net                            -        23
  Loss on early retirement of debt                    1,655         -
  Preopening expenses                                     3         -
                                                   --------- ---------
EBITDA                                              $29,157   $30,050
                                                   ========= =========

Major Las Vegas Operations including Green Valley
 Ranch:
---------------------------------------------------
Net revenues                                       $404,445  $321,814

Net income                                          $49,450   $62,303
  Income tax provision                               23,581    26,341
  Interest and other expense, net                    40,493    20,826
  Depreciation and amortization                      43,988    29,899
  Gain on asset disposals, net                          (32)     (231)
  Loss on early retirement of debt                    1,655         -
  Preopening expenses                                  (181)        -
                                                   --------- ---------
EBITDA                                             $158,954  $139,138
                                                   ========= =========

Total Station Casinos, Inc. (b):
---------------------------------------------------
Net income                                          $23,050   $41,122
  Income tax provision                               18,794    24,519
  Interest and other expense, net                    62,428    25,384
  Depreciation and amortization                      40,222    25,664
  Development expense                                 2,259     2,132
  Gain on asset disposals, net                          (46)     (843)
  Preopening expenses                                     4    14,122
  Lease terminations                                      -       500
  Other non-recurring costs                           5,601         -
                                                   --------- ---------
EBITDA                                             $152,312  $132,600
                                                   ========= =========

Occupancy percentage                                     94%       98%
ADR                                                     $97       $66
*T

    (a) Includes the wholly owned properties of Red Rock (since April 18, 2006), Palace Station, Boulder Station, Texas Station, Sunset
Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

    (b) Includes the Major Las Vegas Operations, Wild Wild West,
Wildfire, Magic Star Gold Rush, Lake Mead Casino (since October 2006), the Company's earnings from joint ventures, management fees and corporate expense.


                        Station Casinos, Inc.
              Reconciliation of GAAP Net Income and EPS
                     to Adjusted Earnings and EPS
            (amounts in thousands, except per share data)
                             (unaudited)


                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                   2007       2006
                                                 ---------- ----------

Adjusted Earnings (a):
Net income                                         $23,050    $41,122
  Development expense                                1,468      1,386
  Preopening expenses                                    3      9,179
  Lease terminations                                     -        325
  Gain on asset disposals                              (30)      (548)
  Other non-recurring costs                          3,641          -
  Loss on early retirement of debt at Green
   Valley Ranch Station (50%)                          538          -
                                                 ---------- ----------
Adjusted Earnings                                  $28,670    $51,464
                                                 ========== ==========

Adjusted basic earnings per common share(a):
Net income                                           $0.42      $0.64
  Development expense                                 0.03       0.02
  Preopening expenses                                    -       0.14
  Lease terminations                                     -       0.01
  Gain on asset disposals                                -      (0.01)
  Other non-recurring costs                           0.07          -
  Loss on early retirement of debt at Green
   Valley Ranch Station (50%)                         0.01          -
                                                 ---------- ----------
Adjusted basic earnings per common share             $0.53      $0.80
                                                 ========== ==========

Weighted average common shares outstanding -
 basic                                              54,385     64,104


Adjusted diluted earnings per common share (a):
Net income                                           $0.41      $0.62
  Development expense                                 0.03       0.02
  Preopening expenses                                    -       0.14
  Lease terminations                                     -       0.01
  Gain on asset disposals                                -      (0.01)
  Other non-recurring costs                           0.06          -
  Loss on early retirement of debt at Green
   Valley Ranch Station (50%)                         0.01          -
                                                 ---------- ----------
Adjusted diluted earnings per common share           $0.51      $0.78
                                                 ========== ==========

Weighted average common shares outstanding -
 diluted                                            56,320     66,054

    (a) All dollar and per share amounts are shown net of tax.

    CONTACT: Station Casinos, Inc., Las Vegas
             Thomas M. Friel, 800-544-2411 or 702-495-4210
             Executive Vice President, Chief Accounting Officer and
             Treasurer
             or
             Lori B. Nelson, 800-544-2411 or 702-495-4248
             Director of Corporate Communications